UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Sections 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2010

AMN HEALTHCARE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16753	06-1500476
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12400 High Bluff Drive; Suite 100

San Diego, California 92130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (866) 871-8519

NOT APPLICABLE

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 1, 2010, AMN Healthcare Services, Inc. (“AMN”) completed its acquisition of NF Investors, Inc., a Delaware corporation (“NFI”), the parent company of Nursefinders, Inc. (dba Medfinders), one of the nation’s leading providers of clinical workforce managed services programs. As contemplated by the Agreement and Plan of Merger, dated July 28, 2010, by and among AMN, Nightingale Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of AMN (“Merger Sub”), Nightingale Acquisition, LLC, a Delaware limited liability company and a wholly owned subsidiary of AMN (“LLC Sub”), NFI and GSUIG, L.L.C., a Delaware limited liability company (“GSUIG”) (in its capacity as the representative of the NFI stockholders), as amended by Amendment No. 1 (as defined below) (the “Merger Agreement”), Merger Sub merged with and into NFI, with NFI continuing as the surviving corporation (the “Merger”) and, immediately thereafter, NFI (as the surviving corporation of the Merger) merged with and into LLC Sub, with LLC Sub continuing as the surviving company and as a wholly owned subsidiary of AMN.

On August 29, 2010, AMN, Merger Sub, LLC Sub, NFI and GSUIG entered in Amendment No. 1 to Agreement and Plan of Merger (“Amendment No. 1”) to provide that NFI shall indemnify AMN and its affiliates from any and all losses based upon, relating to, arising out of or resulting from a certain settlement agreement entered into by NFI and certain of its then-existing stockholders. The foregoing description of Amendment No. 1 does not purport to be complete and is qualified in its entirety by reference to Amendment No. 1, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

Registration Rights Agreement

On September 1, 2010, in connection with the consummation of the Merger, AMN and certain former NFI stockholders and affiliates who received AMN common stock and Series A Conditional Convertible Preferred Stock of AMN (the “Preferred Stock”), in connection with the Merger entered into a registration rights agreement (the “Registration Rights Agreement”) pursuant to which AMN granted to such persons and their permitted assignees and pledgees certain registration rights with respect to the shares of AMN common stock issued as consideration for the Merger and issuable upon conversion of the shares of Preferred Stock.

Under the Registration Rights Agreement, no later than December 30, 2010, if AMN is eligible to use Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), AMN will use Form S-3 to register all of the shares of common stock issued to, and all of the shares of common stock issuable upon conversion of the Preferred Stock issued to, certain former NFI stockholders and affiliates in connection with the Merger. If AMN is not eligible to use Form S-3 at any time after March 1, 2011, certain former NFI stockholders and affiliates who received common stock and Preferred Stock in connection with the Merger are entitled to two demand registrations provided that any such demand registration must have an anticipated aggregate offering price to the public of at least $20,000,000, or less than $20,000,000 if such demand registration includes the remainder of the securities covered by the Registration Rights Agreement. Beginning on March 1, 2011, certain former NFI stockholders and affiliates who received common stock and Preferred Stock in connection with the Merger are also entitled to unlimited piggyback rights on any registrations by AMN for its own account or the account of another stockholder, subject to certain exceptions. The foregoing registration rights are subject to customary limitations and exceptions, including AMN’s right to defer the registration in certain circumstances and certain cutbacks by the underwriters if the offering would have a material adverse effect on the distribution or the sales price of the common stock in the offering.

In connection with the registrations described above, AMN has agreed to indemnify any selling stockholders, and AMN will bear all fees, costs and expenses (except underwriting discounts and selling commissions).

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

Amendment to Credit Agreement

On September 1, 2010, AMN Healthcare, Inc. (the “Borrower”), AMN, certain subsidiaries of AMN, as guarantors, Bank of America, N.A., as administrative agent, and certain lenders (the “First Lien Lenders”) entered into a First Amendment (the “First Amendment”) to the Credit Agreement dated December 23, 2009 of the Borrower and AMN (the “First Lien Credit Agreement”). The First Amendment, among other things, (a) extends the maturity date of the revolver portion of the First Lien Credit Agreement from December 23, 2012 to August 31, 2014, (b) extends the maturity date with respect to the Tranche B term loan portion of the First Lien Credit Agreement from December 23, 2013 to June 23, 2015, (c) increases the Tranche B term loan portion of the First Lien Credit Agreement by an additional $77,750,000, resulting in an aggregate principal amount of the Tranche B term loan portion of the First Lien Credit Agreement of $185,000,000, (d) changes the pricing of both the revolver portion and the Tranche B term loan portion of the First Lien Credit Agreement as described below, (e) adjusts the scheduled amortization of the Tranche B term loan portion of the First Lien Credit Agreement as described below, (e) adjusts certain of the financial covenants and adds a Minimum Liquidity and a Consolidated First Lien Leverage Ratio covenant and (f) permits the incurrence of indebtedness under the Second Lien Credit Agreement (as defined below).

On September 1, 2010, the Borrower borrowed $77,750,000 under the First Lien Credit Agreement, which represents the increase in the Tranche B term loan portion of the First Lien Credit Agreement. The proceeds from such increase, along with the proceeds from the Second Lien Credit Facility, were used to repay all outstanding indebtedness of NFI and to pay transaction costs relating to the Merger Agreement.

The revolver portion of the First Lien Credit Agreement, which can be drawn up to an amount of $40,000,000, will carry an unused fee of 0.75% per annum. Borrowings under the revolver portion of the First Lien Credit Agreement will bear interest at floating rates based upon either a LIBOR or a prime interest rate option selected by the Borrower, plus a spread of 5.50% and 4.50%, respectively. As part of the transaction, the Company is not planning to draw upon the revolver portion of the First Lien Credit Agreement. Borrowings under the Tranche B term loan portion of the First Lien Credit Agreement will bear interest at floating rates based upon either a LIBOR (with a LIBOR floor of 1.75%) or a prime interest rate option selected by the Borrower, plus a spread of 5.50% and 4.50%, respectively.

There are no mandatory reductions in the revolving commitment under the revolver portion of the First Lien Credit Agreement. The Tranche B term loan portion of the First Lien Credit Agreement will be subject to quarterly amortization of principal (in equal installments), with an amount equal to 5% of the initial aggregate principal amount of the Tranche B term loan in the first year, 10% of the initial aggregate principal amount of the Tranche B term loan in the second year and 15% of the Tranche B term loan in the third and forth years with any remaining amounts payable quarterly thereafter until the maturity date on June 23, 2015. The Borrower is required to make additional customary mandatory prepayments with the proceeds of certain asset dispositions, extraordinary receipts, debt issuances and equity issuances, as well as a percentage of the annual excess cash flow. Additionally, pursuant to the First Amendment, in connection with any prepayment of the Tranche B term loan with the proceeds of certain indebtedness consummated prior to the first anniversary of the effective date, the Borrower will pay a premium in an amount equal to 1.0% of the aggregate principal amount of the Tranche B term loans prepaid.

The foregoing description of the First Amendment is a summary and does not contain all of the exceptions and qualifications that may apply. The foregoing description of the First Amendment is qualified in its entirety by reference to the actual agreement which will be filed with the SEC with AMN’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

Certain of the First Lien Lenders and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us for which services they have received, and may in the future receive, customary fees.

Second Lien Credit Agreement

On September 1, 2010, the Borrower, AMN and certain subsidiaries of AMN entered into a Second Lien Credit Agreement (the “Second Lien Credit Agreement”) with certain lenders (the “Second Lien Lenders”) and Bank of America, N.A., as administrative agent for the Second Lien Lenders, to provide for a $40,000,000 second lien secured term loan facility (the “Second Lien Credit Facility”). AMN and each domestic subsidiary of AMN (collectively, the “Guarantors”) have guaranteed the obligations of the Borrower under the Second Lien Credit Agreement.

On September 1, 2010, the Borrower borrowed the full amount of the term loan under the Second Lien Credit Facility and used the proceeds along with the proceeds from Tranche B term loan to repay all outstanding indebtedness of NFI and to pay transaction costs relating to the Merger Agreement.

Borrowings under the Second Lien Credit Agreement are secured by substantially all of the assets of the Borrower and the Guarantors. The liens securing the Second Lien Credit Agreement are subject to the provisions of an intercreditor agreement, which provides different rights as to lien priority, enforcement, procedural provisions and other similar matters for the benefit of the First Lien Lenders and Second Lien Lenders.

The maturity date of the Second Lien Credit Facility is September 1, 2016. The full principal amount of the Second Lien Credit Facility is payable on the maturity date.

Borrowings under the Second Lien Credit Facility bear interest at floating rates based upon either a LIBOR (with a LIBOR floor of 1.75%) or a prime interest rate option selected by the Borrower, plus a spread of 10.00% and 9.00%, respectively.

The Borrower is required to make customary mandatory prepayments of the Second Lien Credit Facility with the proceeds of certain asset dispositions, extraordinary receipts, debt issuances and equity issuances. The Borrower is also required to make excess cash flow mandatory prepayments of the Second Lien Credit Facility within ninety days after the end of each fiscal year, commencing with the fiscal year ended December 31, 2011, in an amount to be determined based on AMN’s Consolidated Leverage Ratio (as defined in the Second Lien Credit Agreement), less any voluntary prepayments of the Second Lien Credit Facility or any loans under the First Lien Credit Agreement made during the fiscal year. All such mandatory prepayments are only required to the extent all obligations under the First Lien Credit Agreement have been paid in full and the commitments to make additional credit extensions thereunder have been terminated.

No voluntary prepayments, or mandatory prepayments with the proceeds of certain debt issuances, of the Second Lien Credit Facility are permitted during the first 18 months following the closing date. Thereafter, prepayments are permitted subject to a premium, which initially is 103% of the principal amount of loans prepaid and decreases over time.

The Second Lien Credit Agreement contains various customary affirmative and negative covenants and also contains financial covenants that require the Borrower to maintain a maximum Consolidated Leverage Ratio and a minimum Consolidated Fixed Charge Coverage Ratio (each as defined in the Second Lien Credit

Agreement). The payment obligations under the Second Lien Credit Agreement may also be accelerated upon the occurrence of customary events of default. During the continuation of an event of default, the Borrower must pay interest at a default rate that is 2% greater than the rate that would otherwise be applicable.

The foregoing description of the Second Lien Credit Agreement is a summary and does not contain all of the exceptions and qualifications that may apply. The foregoing description of the Second Lien Credit Agreement is qualified in its entirety by reference to the actual agreement which will be filed with the SEC with AMN’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

Certain of the Second Lien Lenders and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us for which services they have received, and may in the future receive, customary fees.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As noted in Item 1.01 to this Current Report on Form 8-K, on September 1, 2010, AMN completed its acquisition of NFI. As contemplated by the Merger Agreement, Merger Sub merged with and into NFI, with NFI continuing as the surviving corporation and, immediately thereafter, NFI (as the surviving corporation of the Merger) merged with and into LLC Sub, with LLC Sub continuing as the surviving company and as a wholly owned subsidiary of AMN. A copy of the press release issued by AMN describing the completion of the Merger is attached as Exhibit 99.1 and is incorporated herein by reference.

As consideration for the Merger, NFI stockholders received (i) 6,300,000 newly issued shares of AMN common stock and (ii) 5,432,570.9 shares of the newly created Preferred Stock, subject to adjustments for certain post-closing purchase price adjustments and indemnification obligations, the terms of which are described below. Collectively, the shares of common stock and Preferred Stock (assuming conversion thereof into common stock) issued in connection with the Merger represent approximately 26% of the issued and outstanding capital stock of AMN.

At the closing, an amount equal to a determined amount that for calculation purposes is assumed to be $16,000,000 (represented by 1,454,545 shares of Preferred Stock) was deposited in escrow to satisfy any indemnification claims by AMN against NFI with respect to breaches of representations, warranties and covenants by NFI. Any shares of Preferred Stock remaining in escrow (net of any shares of Preferred Stock returned to AMN in satisfaction of any indemnification claims by AMN against NFI) will be released to former NFI stockholders two years after the closing of the Merger. Additionally, an amount that for calculation purposes is assumed to be equal to $3,000,000 (represented by 272,727 shares of Preferred Stock) was also deposited in escrow until settlement of certain post-closing purchase price adjustments and any outstanding appraisal claims by NFI stockholders. Any shares of Preferred Stock remaining in escrow following the resolution of any and all post-closing purchase price adjustments and outstanding appraisal claims will be released to former NFI stockholders.

Under the Merger Agreement, AMN agreed to pay certain obligations of NFI at the closing of the Merger (including the fees and expenses related to the Merger) in exchange for a corresponding reduction in the merger consideration payable to NFI’s stockholders in the Merger. Included in these obligations were a transaction fee equal to $2,500,000 that NFI owed to certain of its stockholders or affiliates of certain stockholders for advisory services rendered to NFI in connection with the Merger, and a fee equal to $916,667 that NFI owed to certain of its stockholders or affiliates of certain stockholders for management services provided to NFI prior to the Merger pursuant to a management services agreement, which was terminated at the closing of the Merger. Both of the fees were payable by NFI in consideration for services rendered to NFI prior to the closing of the Merger. These fees were not for services provided to AMN. Furthermore, there are no continuing obligations owed by Haas Wheat & Partners Incorporated, GSUIG or any other stockholder to NFI or AMN under these services arrangements following the closing of the Merger. As a result, at the closing of the Merger, AMN issued 227,272 shares of Preferred Stock in satisfaction of NFI’s obligations to pay the transaction fee that for purposes of the calculation is assumed to equal $2,500,000, and AMN also paid $916,667 in cash in satisfaction of NFI’s obligations pursuant to the management services agreement. As part of these payments, GSUIG, which owned approximately 48% of the stock of NFI prior to the Merger, and Haas Wheat & Partners Incorporated, an affiliate of a stockholder that owned approximately 23% of NFI prior to the Merger, each received $305,555.67 and 102,272.4 shares of Preferred Stock.

Preferred Stock

AMN’s certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock, par value $0.01 per share. On August 31, 2010, in connection with the Merger, AMN filed a Certificate of Designations of Series A Conditional Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State of the State of Delaware, which set forth the terms, rights, obligations and preferences of the shares of Preferred Stock.

The Preferred Stock is entitled to receive any dividends payable on AMN common stock. In addition, the Preferred Stock accrues dividends at a rate of 11.00% per annum, commencing on September 1, 2010, until AMN’s stockholders approve the conversion and voting rights of the Preferred Stock (the “Preferred Stock Proposal”). At the option of AMN, such accrued dividends can be paid in cash or added to the liquidation preference of the Preferred Stock. If AMN stockholder approval is obtained within 180 days following the closing of the Merger, all dividends on the Preferred Stock that previously accrued at the rate of 11.00% per annum will be forgiven.

With respect to dividend rights and distribution rights upon liquidation, winding-up or dissolution of AMN, the Preferred Stock ranks (i) senior to AMN common stock and any other class or series of capital stock of AMN that ranks junior to the Preferred Stock and (ii) pari passu with each other class or series of preferred stock established after the date of issuance of the Preferred Stock, the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Stock as to dividend rights and distribution rights upon liquidation, winding-up or dissolution of AMN (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively).

In the event (i) AMN, voluntarily or involuntarily, liquidates, dissolves, or winds up or (ii) an event of change of control occurs with respect to AMN, holders of the Preferred Stock issued in connection with the Merger will be entitled to receive, for each share of Preferred Stock, an amount equal to the greater of (x) $10.00 (as adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into AMN common stock), reorganization, recapitalization, reclassification or similar change with respect to AMN common stock or Preferred Stock) plus an amount per share equal to accrued but unpaid dividends and (y) the per share amount of all cash or property to be distributed in respect of AMN common stock that such holder would have been entitled to receive had such holder converted such Preferred Stock immediately prior to such liquidation, dissolution, winding-up or change of control.

If, in connection with any distribution described above, the assets of AMN or proceeds thereof are not sufficient to pay the liquidation preferences in full to all holders of Preferred Stock and all holders of parity stock, the amounts paid to the holders of Preferred Stock and to the holders of all such other parity stock will be paid pro rata in accordance with the respective aggregate liquidation preferences of the holders of Preferred Stock and the holders of all such other parity stock.

Prior to the approval of the Preferred Stock Proposal, the Preferred Stock is not entitled to vote except as required by applicable law. At any time after the approval of the Preferred Stock Proposal, the holders of the Preferred Stock are entitled to vote with the holders of AMN common stock on an as-converted basis. Notwithstanding whether or not the Preferred Stock Proposal has been approved, the holders of the Preferred Stock are entitled to receive notice of any stockholders meeting delivered to the holders of AMN common stock in accordance with AMN’s by-laws and to otherwise receive all other notices and information made available or delivered by AMN to the holders of AMN common stock.

If the Preferred Stock Proposal has not been approved by the tenth anniversary of the closing of the Merger, the shares of Preferred Stock may be redeemed, in whole or in part, at any time on or after such date, at the option of AMN, at a redemption price per share of Preferred Stock equal to the greater of (x) the sum of (a) $10.00 (as adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into

AMN common stock), reorganization, recapitalization, reclassification or similar change with respect to AMN common stock or Preferred Stock) plus (b) an amount per share of Preferred Stock equal to the accrued and unpaid dividends, if any, with respect to the shares of Preferred Stock to but excluding the date fixed for such redemption, and (y) the product of (a) the Market Price per share of AMN common stock and (b) the number of shares of AMN common stock that such holder of Preferred Stock would have been entitled to receive had it converted each such share of Preferred Stock (whether or not such holder of Preferred Stock had been eligible to convert its shares of Preferred Stock on such redemption date). The term “Market Price” means the average closing price of AMN common stock for the 10 consecutive trading days immediately preceding, but not including, the date as of which the Market Price is to be determined.

In compliance with the New York Stock Exchange rules and regulations, the Preferred Stock is not convertible prior to the approval of the Preferred Stock Proposal. If the Preferred Stock Proposal is approved, then each share of the Preferred Stock will be convertible into one share of AMN common stock at the option of the holder.

The conversion rate of the shares of Preferred Stock is subject to customary anti-dilution adjustments. Subject to certain exceptions, these anti-dilution adjustments, which are further described in the Certificate of Designations, will apply if: (i) AMN issues capital stock as a dividend or makes a distribution (other than ordinary course of dividend on shares of common stock) on the outstanding shares of common stock or if AMN effects a share split or share combination in respect of shares of common stock; (ii) AMN distributes cash, evidence of indebtedness of AMN or another issuer, securities of AMN or another issuer, other assets or rights or warrants to subscribe for or purchase securities of AMN (excluding those in respect of which as adjustment is made pursuant to (i) above) to all holders of common stock; or (iii) AMN takes any action affecting the common stock similar to or having an effect similar to the actions described in (i) or (ii) above and the board of directors of AMN determines in good faith that it would be equitable in the circumstances to adjust the conversion rate. However, no adjustments will be made unless such adjustment would require an increase or decrease of at least 1.00% of the conversion rate then in effect.

Furthermore, if stockholder approval is obtained, each share of Preferred Stock will automatically convert into shares of AMN common stock if the trading price of AMN common stock is greater than or equal to $10.00 (as adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into AMN common stock), reorganization, recapitalization, reclassification or similar change with respect to AMN common stock or Preferred Stock) per share for 30 consecutive trading days following the stockholder approval. In such case, each share of Preferred Stock will be converted into the number of shares of common stock equal to the quotient of (x) the sum of (A) $10.00 (as adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into AMN common stock), reorganization, recapitalization, reclassification or similar change with respect to AMN common stock or Preferred Stock) plus (B) except to the extent paid in cash at the time of the conversion, an amount per share of Preferred Stock equal to the accrued but unpaid dividends, if any, to which such holder of shares of Preferred Stock is entitled to receive through, but excluding, the conversion date, divided by (y) 10 (as adjusted to reflect fully the appropriate effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into AMN common stock), reorganization, recapitalization, reclassification or similar change with respect to AMN common stock or Preferred Stock).

The foregoing description of the Preferred Stock set forth in the Certificate of Designations does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

In connection with the Merger, AMN issued employment inducement awards in the form of grants of 88,553 restricted stock units (“RSUs”) in the aggregate and 152,311 stock appreciation rights (“SARs”) in the aggregate to eleven key employees of Medfinders. The RSUs are subject to a three year cliff vesting, except that they may vest on an accelerated basis if AMN achieves certain operating plan targets. The SARs vest ratably over three years.

The issuance and sale of the securities described above and in Item 2.01 of this Current Report on Form 8-K were made in reliance on exemptions from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. AMN has not and will not engage in a general solicitation or general advertising with regard to the issuance and sale of such securities and has not and will not offer securities to the public in connection with the issuance and sale of such securities.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger described above and as contemplated by that certain stockholders agreement entered into on July 28, 2010 in connection with the execution of the Merger Agreement and previously filed with the SEC, on September 1, 2010, the board of directors of AMN appointed each of Messrs. Wyche H. Walton and Martin Chavez to serve as directors of AMN.

As new, non-employee directors, Messrs. Walton and Chavez each received 6,275 restricted stock units and 5,397 stock appreciation rights, to purchase shares of AMN common stock at an exercise price of $4.55, the fair market value, based on the average price on August 31, 2010, and will receive a pro-rated annual retainer of $29,167.

At this time, the directors have not been appointed to serve on any committees.

Pursuant to the stockholders agreement, certain former NFI stockholders who received common stock and Preferred Stock in connection with the Merger had the right to nominate, at the effective time of the Merger, two directors to AMN’s board of directors to serve until the first annual or special meeting of stockholders of AMN at which directors are to be elected. Mr. Walton and Mr. Chavez were appointed as the initial directors. However, (i) if HWP Capital Partners II, L.P. (one of such former NFI stockholders) holds less than 5% (on an as-converted basis) of AMN’s issued and outstanding capital stock at any time prior to such special or annual meeting of stockholders, then AMN has the right to remove Mr. Walton from the board of directors and (ii) if GSUIG (one of such former NFI stockholders) holds less than 10% (on an as-converted basis) of AMN’s issued and outstanding capital stock at any time prior to such special or annual meeting of stockholders, then AMN has the right to remove Mr. Chavez from the board of directors. Furthermore, for as long as GSUIG holds 10% or more of AMN’s issued and outstanding capital stock (on an as-converted basis), GSUIG has the right to nominate one director to AMN’s board of directors.

Mr. Chavez is a managing director of Goldman, Sachs & Co., an affiliate of GSUIG. Mr. Walton is a managing director of HWP Capital Partners II, L.P. in which he has an equity interest, and a managing director of Haas Wheat & Partners Incorporated, which is an affiliate of HWP Capital Partners II, L.P. HWP Capital Partners II, L.P. was a significant stockholder of NFI, and Haas Wheat & Partners, Inc. received a management and transaction fee from NFI under the Merger Agreement. For a description of the merger transaction and certain related transactions, see Item 2.01 of this Current Report on Form 8-K.

Item 5.03.	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As more fully described in Item 2.01 of this Current Report on Form 8-K, on August 31, 2010, AMN filed with the Secretary of State of the State of Delaware a Certificate of Designations Series A Conditional Convertible Preferred Stock, designating six million shares of previously authorized preferred stock as Series A Conditional Convertible Preferred Stock. The terms of the Preferred Stock are described in Item 2.01 of this

Current Report on Form 8-K and such information is incorporated herein by reference. This description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations of the Preferred Stock, which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Important Information

AMN intends to file a proxy statement and other relevant materials with the SEC to obtain stockholder approval of (i) the convertibility of the preferred stock issued to former Medfinders’ shareholders in the acquisition into shares of AMN common stock and (ii) the voting rights of such preferred stock (the “Stockholder Approval”). INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE STOCKHOLDER APPROVAL. The proxy statement, any amendments or supplements to the proxy statement and other relevant documents filed by AMN with the SEC will be available free of charge through the web site maintained by the SEC at www.sec.gov or by calling the SEC at telephone number 1-800-SEC-0330. Free copies of these documents may also be obtained from AMN’s website at www.amnhealthcare.com or by writing to: AMN Healthcare Services, Inc., 12400 High Bluff Drive, Suite 100, San Diego, California 92130, Attention: Investor Relations.

AMN and its directors and executive officers are deemed to be participants in the solicitation of proxies from the stockholders of AMN in connection with the Stockholder Approval. Information regarding AMN’s directors and executive officers is included in AMN’s definitive proxy statement for its 2010 annual meeting of stockholders held on April 14, 2010, which was filed with the SEC on March 12, 2010. Other information regarding the participants in such proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the proxy statement to be filed in connection with the Stockholder Approval.

Cautionary Statement

The issuance of the securities in the transactions described in this Form 8-K have not been registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities, nor shall there be any sale of the securities in any jurisdiction or state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction or state.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, AMN will file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this initial Current Report on Form 8-K reporting the acquisition of NFI was required to be filed.

(b) Pro forma financial information.

As permitted by Item 9.01(b)(2) of Form 8-K, AMN will file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date this initial Current Report on Form 8-K reporting the acquisition of NFI was required to be filed.

(d) Exhibits.

Exhibit 2.1:	Agreement and Plan of Merger by and among AMN Healthcare Services, Inc., Nightingale Acquisition, Inc., Nightingale Acquisition, LLC, NF Investors, Inc. and GSUIG, L.L.C. (in its capacity as the Representative), dated as of July 28, 2010 (incorporated by reference to Exhibit 2.1 filed with AMN’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

Exhibit 2.2:	Amendment No. 1 to Agreement and Plan of Merger, dated August 29, 2010, by and among AMN Healthcare Services, Inc., Nightingale Acquisition, Inc., Nightingale Acquisition, LLC, NF Investors, Inc. and GSUIG, L.L.C. (in its capacity as the Representative).

Exhibit 3.1:	Certificate of Designations of Series A Conditional Convertible Preferred Stock.

Exhibit 4.1:	Registration Rights Agreement, dated September 1, 2010, by and among AMN Healthcare Services, Inc. and the stockholders named therein.

Exhibit 10.1:	Stockholders Agreement between AMN Healthcare Services, Inc. and the Persons Listed on Schedule 1 thereto, dated July 28, 2010 (incorporated by reference to Exhibit 10.1 filed with AMN’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

Exhibit 99.1:	Press release, dated September 1, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMN HEALTHCARE SERVICES, INC.

Date: September 1, 2010	By:	/s/ SUSAN R. SALKA
Susan R. Salka
President and Chief Executive Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

Exhibit 2.1:	Agreement and Plan of Merger by and among AMN Healthcare Services, Inc., Nightingale Acquisition, Inc., Nightingale Acquisition, LLC, NF Investors, Inc. and GSUIG, L.L.C. (in its capacity as the Representative), dated as of July 28, 2010 (incorporated by reference to Exhibit 2.1 filed with AMN’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

Exhibit 2.2:	Amendment No. 1 to Agreement and Plan of Merger, dated August 29, 2010, by and among AMN Healthcare Services, Inc., Nightingale Acquisition, Inc., Nightingale Acquisition, LLC, NF Investors, Inc. and GSUIG, L.L.C. (in its capacity as the Representative).

Exhibit 3.1:	Certificate of Designations of Series A Conditional Convertible Preferred Stock.

Exhibit 4.1:	Registration Rights Agreement, dated September 1, 2010, by and among AMN Healthcare Services, Inc. and the stockholders named therein.

Exhibit 10.1:	Stockholders Agreement between AMN Healthcare Services, Inc. and the Persons Listed on Schedule 1 thereto, dated July 28, 2010 (incorporated by reference to Exhibit 10.1 filed with AMN’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010).

Exhibit 99.1:	Press release, dated September 1, 2010.